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                                                                 Exhibit (a)(21)


                              EXCELSIOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

        Excelsior Funds, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company (the "Board") has reclassified One Billion Five Hundred Million (1,500,000,000) shares of the Company's authorized and classified, but unissued, shares of Common Stock, of the par value of One Mill ($0.001) per share, as authorized but unclassified shares of Common Stock of the Company, of the par value of One Mill ($0.001) per share, pursuant to the following resolutions adopted at a regular meeting of the Board held on February 27, 2004:

        RESOLVED, that pursuant to authority expressly given to the Company's Board of Directors in Article IV of the Company's Charter, the Board hereby reclassifies:

               Five Hundred Million (500,000,000) authorized and classified, but unissued, shares of Class X Common Stock of the Technology Fund as authorized and unclassified shares of the Company;

        FURTHER RESOLVED, that pursuant to authority expressly given to the Company's Board of Directors in Article IV of the Company's Charter, the Board hereby reclassifies:

               Five Hundred Million (500,000,000) authorized and classified, but unissued, shares of Class E Common Stock of the Biotechnology Fund as authorized and unclassified shares of the Company;

        FURTHER RESOLVED, that pursuant to authority expressly given to Excelsior Funds, Inc.'s (the "Company") Board of Directors in Article IV of the Company's Charter, the Board hereby reclassifies:

               Five Hundred Million (500,000,000) authorized and classified, but unissued, shares of Class R Common Stock -- Special Series 1 of the Pan European Fund as authorized and unclassified shares of the Company;

        SECOND: These Articles Supplementary do not increase the total number of shares that the Company is authorized to issue or the aggregate par value thereof. The total number of shares of capital stock which the Company is presently authorized to issue remains Thirty-Five Billion (35,000,000,000) shares of capital stock of the par value of One Mill ($0.001) per share and of the aggregate par value of Thirty-Five Million Dollars ($35,000,000), classified or remaining unclassified as follows:



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               Class A Common Stock: Three Billion (3,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Million Dollars ($3,000,000);

               Class A Common Stock - Special Series 1: One Billion (1,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

               Class B Common Stock: Three Billion (3,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Million Dollars ($3,000,000);

               Class B Common Stock - Special Series 1: One Billion (1,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

               Class C Common Stock: Seven Hundred Fifty Million (750,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000);

               Class C Common Stock - Special Series 1: One Billion (1,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

               Class C Common Stock -- Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class D Common Stock: Three Hundred Seventy Five Million (375,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

               Class D Common Stock - Special Series 1: Three Hundred Seventy Five Million (375,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

               Class F Common Stock: Three Hundred Seventy Five Million (375,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);



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               Class F Common Stock - Special Series 1: Five Hundred Million
        (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class G Common Stock: Two Billion (2,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000);

               Class G Common Stock - Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class H Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class H Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class I Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class I Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class J Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class J Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class K Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);


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               Class K Common Stock -- Special Series 1: Five Hundred Million
        (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class L Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class L Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class M Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class M Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class N Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class N Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class N Common Stock -- Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class O Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class O Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);


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               Class Q Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class Q Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class R Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class S Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class S Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class T Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class T Common Stock -- Special Series 1: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class T Common Stock -- Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class U Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class U Common Stock -- Special Series 2: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);


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               Class V Common Stock: Five Hundred Million (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

               Class W Common Stock: One Billion (1,000,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000); and

        The total number of authorized and unclassified shares of capital stock of the Company remaining after the actions described above is Five Billion Six Hundred Twenty-Five Million (5,625,000,000) shares of capital stock of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Million Six Hundred Twenty-Five Thousand Dollars ($5,625,000).









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        IN WITNESS WHEREOF, Excelsior Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of February 27, 2004.


                                            EXCELSIOR FUNDS, INC.



                                            By:   /s/ James L. Bailey
                                                  ------------------------------
                                                  James L. Bailey, President

WITNESS:


/s/ Michael R. Rosella
--------------------------
Michael R. Rosella
Secretary






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                                   CERTIFICATE

               THE UNDERSIGNED, President of EXCELSIOR FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects under the penalties for perjury.

                                             /s/ James L. Bailey
                                             -----------------------------------
                                             James L. Bailey, President

Dated as of:  February 27, 2004











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